Exhibit 10.16

FIRST AMENDMENT TO CREDIT AGREEMENT

AND

JOINDER AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND JOINDER AGREEMENT (this “Amendment”) is entered into as of October 29, 2024 (the “First Amendment Execution Date”), among SWIF II DATACOM INVESTMENT CO. TOWERS, LLC (“Borrower”), SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC (“Holdings”), the lenders (as hereinafter defined), and THIRD COAST BANK, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

WHEREAS, Borrower, Holdings, the financial institutions party thereto as lenders (collectively, the “Lenders”), and Administrative Agent are parties to that certain Credit Agreement dated as of September 10, 2024 (the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement to, inter alia, increase the Commitments pursuant to Section 2.10 of the Credit Agreement, all as hereinafter provided;

WHEREAS, subject to the terms and conditions set forth herein, Administrative Agent and the undersigned Lenders are willing to agree to such amendments; and

WHEREAS, Borrower, the undersigned Lenders and Administrative Agent acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of, the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.       Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.       Amendments to the Credit Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)            The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended to delete the reference to “$30,000,000” and to replace it with “$45,000,000”.

(b)            Section 1.1 is hereby amended to add the following definition in proper alphabetical order to read as follows:

“First Amendment Execution Date” means October 29, 2024.

First Amendment to Credit Agreement

(c)            Section 2.1(a) of the Credit Agreement is hereby amended to add the following at the end thereof:

For the avoidance of doubt, the aggregate Commitments of the Revolving Lenders as of the Closing Date was $30,000,000 and, on the First Amendment Execution Date, Borrower increased the aggregate Commitments of the Revolving Credit Lenders to $45,000,000 by obtaining an increase in the Commitments from the Revolving Credit Lenders pursuant to the terms and conditions of Section 2.10 (as in effect prior to the First Amendment Execution Date).

(d)            Section 2.10(a) of the Credit Agreement is hereby amended to delete the reference to “$70,000,000” and to replace it with “$55,000,000”.

(e)            Section 2.10(d) of the Credit Agreement is hereby amended by deleting the final sentence thereof.

(f)            Schedule 2.1 to the Credit Agreement is hereby deleted and replaced with Schedule 2.1 hereto.

SECTION 3.       Conditions of Effectiveness. The amendments set forth in Section 2 of this Amendment, as well as any other terms and conditions set forth herein, except as expressly provided herein, shall be effective as of the date Administrative Agent shall have received each of the following:

(a)            counterparts of this Amendment executed by Borrower, Holdings, the Lenders and Administrative Agent;

(b)           to the extent requested by the New Lender, a Note payable to the New Lender;

(c)            a duly-executed certificate of the type described in Section 2.10(d) of the Credit Agreement; and

(d)           all fees and expenses required to be paid pursuant to the Loan Documents, including, without limitation, the fees and expenses of Winstead PC invoiced on or prior to the First Amendment Execution Date.

First Amendment to Credit Agreement

SECTION 4.       New Lender. Cornerstone Capital Bank, SSB has become a Lender (in such capacity, the “New Lender”) by its execution of this Amendment. As of the date hereof, the Commitment of each Lender is now as set forth on Schedule 2.1 attached to this Amendment, and the existing Lenders hereby assign to the New Lender so much of their Commitments and Loans as necessary to effectuate such reallocation, without representation, warranty or recourse. The New Lender represents and warrants to Administrative Agent as follows: (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to become a Lender under the Credit Agreement; (b) it has received a copy of the Credit Agreement and other documents and information as it has deemed appropriate to make its own credit analysis and decision to execute this Amendment and become a Lender under the Credit Agreement; (c) it has, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated by the Credit Agreement, and made its own decision to enter into the Credit Agreement and to extend credit to Borrower under the Credit Agreement; (d) it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties; and (e) it will perform, in accordance with their terms, all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The New Lender acknowledges as follows: (i) neither Administrative Agent nor any Lender has made any representation or warranty to it, and no act by Administrative Agent or any Lender hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender as to any matter, including whether Administrative Agent or any Lender has disclosed material information in its possession; (ii) except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent pursuant to the Credit Agreement, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition and creditworthiness of any Loan Party or any of its Affiliates which may come into the possession of Administrative Agent; and (iii) on the date hereof, it shall be deemed automatically to have become a party to the Credit Agreement and have all rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if it were an original Lender signatory thereto. On the date hereof, the New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents applicable to Lenders as if it were an original Lender signatory thereto (and expressly makes the appointment set forth in, and agrees to the obligations imposed under, Article 10 of the Credit Agreement). New Lender’s execution of this Amendment constitutes its execution of a joinder agreement pursuant to Section 2.10(a)(iii) of the Credit Agreement.

SECTION 5.       Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party acknowledges and agrees that the execution, delivery and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of any Loan Party under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 6.       Borrower’s Representations and Warranties. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, Borrower represents and warrants to Administrative Agent and the Lenders that, as of the First Amendment Execution Date:

(a)            The execution, delivery, and performance by each of Borrower and each other Loan Party of this Amendment and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under (A) the Constituent Documents of such Person, (B) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could reasonably be expected to have a Material Adverse Effect, or (ii) constitute a default under any such agreement or instrument which could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

First Amendment to Credit Agreement

(b)            This Amendment constitutes a legal, valid, and binding obligation of Borrower and each other Loan Party, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity.

(c)            No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Loan Party of this Amendment or the validity or enforceability hereof.

(d)            All of the representations and warranties of Borrower and each other Loan Party contained in Article 5 of the Credit Agreement and in the other Loan Documents are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the First Amendment Execution Date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the First Amendment Execution Date, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 6(d), the representations and warranties contained in Section 5.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b) of the Credit Agreement, respectively.

(e)            After giving effect to this Amendment, no Default exists.

SECTION 7.       Effect of Amendment. This Amendment, except as expressly provided herein, (a) shall not be deemed to be a consent to the modification or a waiver of any other term or condition of the Credit Agreement, any Security Document or any other Loan Document, (b) shall not prejudice any right or rights which Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement, any Security Document or any other Loan Document, and (c) shall not be deemed to be a waiver of any existing or future Default under the Credit Agreement, any Security Document or any other Loan Document.

SECTION 8.       Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Texas. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In evidencing this Amendment, it shall not be necessary to produce or account for more than one such counterpart. This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by facsimile or pdf transmission of the relevant signature pages hereof and thereof, as applicable.

First Amendment to Credit Agreement

SECTION 9.       Ratification. Each Loan Party ratifies and acknowledges that the Loan Documents to which it is a party are valid, subsisting and enforceable, except as limited by Debtor Relief Laws and general principles of equity.

SECTION 10.       NOTICE OF FINAL AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank. Signature pages follow.]

First Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the First Amendment Execution Date.

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC,
as Borrower

By:	/s/ James Condon
Name:	James Condon
Title:	President

ACKNOWLEDGED AND AGREED:

SWIF II DATACOM INTERMEDIATE HOLDCO TOWERS, LLC.,
as Holdings

By:	Stratcap Wireless Datacom REIT, LLC, its manager

By:	/s/ James Condon
Name:	James Condon
Title:	President

First Amendment to Credit Agreement- Signature Page

THIRD COAST BANK,
as Administrative Agent and a Lender

By:	/s/ Elizabeth Falco
Name:	Elizabeth Falco
Title:	Executive Vice President

First Amendment to Credit Agreement- Signature Page

CORNERSTONE CAPITAL BANK, SSB,
as the New Lender

By:	/s/ Brook A. Silvestri
Name:	Brook A. Silvestri
Title:	EVP

First Amendment to Credit Agreement- Signature Page

SCHEDULE 2.1

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Third Coast Bank	$35,000,000.00	77.777777778%
Cornerstone Capital Bank, SSB	$10,000,000.00	22.222222222%
Totals	$45,000,000.00	100.000000000%

First Amendment to Credit Agreement- Schedule 2.1